Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2022 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.25 PER SHARE

ARLINGTON, Texas (Business Wire) - November 9, 2022
Fiscal 2022 Fourth Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 26% to $4.67
•Net income attributable to D.R. Horton increased 22% to $1.6 billion
•Consolidated revenues increased 19% to $9.6 billion
•Consolidated pre-tax income increased 20% to $2.1 billion, with a pre-tax profit margin of 21.4%
•Repurchased 3.6 million shares of common stock for $251.7 million

Fiscal 2022 Highlights - comparisons to the prior year
•Net income per diluted share increased 45% to $16.51
•Net income attributable to D.R. Horton increased 40% to $5.9 billion
•Consolidated revenues increased 21% to $33.5 billion
•Consolidated pre-tax income increased 42% to $7.6 billion, with a pre-tax profit margin of 22.8%
•Home sales revenue increased 20% to $31.9 billion on 82,744 homes
•Cash provided by homebuilding operations totaled $1.9 billion
•Homebuilding leverage of 13.2%
•Book value per common share increased 35% to $56.39
•Repurchased 14.0 million shares of common stock for $1.1 billion
•Return on equity was 34.5% and homebuilding return on inventory was 42.8%

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its fourth fiscal quarter ended September 30, 2022 increased 26% to $4.67 per diluted share compared to $3.70 per diluted share in the same quarter of fiscal 2021. Net income attributable to D.R. Horton in the fourth quarter of fiscal 2022 increased 22% to $1.6 billion compared to $1.3 billion in the same quarter of fiscal 2021. Homebuilding revenue for the fourth quarter of fiscal 2022 increased 23% to $9.4 billion from $7.6 billion in the same quarter of fiscal 2021. Homes closed in the quarter increased 6% to 23,212 homes compared to 21,937 homes closed in the same quarter of fiscal 2021.

For the fiscal year ended September 30, 2022, net income per common share attributable to D.R. Horton increased 45% to $16.51 per diluted share compared to $11.41 per diluted share in fiscal 2021. Net income attributable to D.R. Horton in fiscal 2022 increased 40% to $5.9 billion compared to $4.2 billion in fiscal 2021. Homebuilding revenue for the fiscal year ended September 30, 2022 increased 20% to $31.9 billion from $26.6 billion in fiscal 2021. Homes closed in fiscal 2022 increased 1% to 82,744 homes compared to 81,965 homes closed in fiscal 2021.

Net sales orders for the fourth quarter ended September 30, 2022 decreased 15% to 13,582 homes and 10% in value to $5.4 billion compared to 15,949 homes and $6.0 billion in the same quarter of fiscal 2021. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2022 was 32% compared to 19% in the prior year quarter. Net sales orders for the fiscal year ended September 30, 2022 decreased 6% to 76,137 homes and increased 9% in value to $30.4 billion compared to 81,378 homes and $27.7 billion in fiscal 2021. The Company's cancellation rate for fiscal 2022 was 21% compared to 17% in fiscal 2021. The Company's sales order backlog of homes under contract at September 30, 2022 decreased 25% to 19,614 homes and 16% in value to $8.0 billion compared to 26,221 homes and $9.5 billion at September 30, 2021.

At September 30, 2022, the Company had 46,400 homes in inventory, of which 27,200 were unsold. 4,400 of the Company’s unsold homes at September 30, 2022 were completed. The Company's homebuilding land and lot portfolio totaled 573,200 lots at the end of the year, of which 23% were owned and 77% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 34.5% in fiscal 2022, and homebuilding return on inventory (ROI) was 42.8%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the year with $2.0 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $4.0 billion. Homebuilding debt at September 30, 2022 totaled $2.9 billion, which includes $700 million of senior notes that mature in fiscal 2023. The Company's homebuilding debt to total capital ratio at September 30, 2022 was 13.2%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders' equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team finished the year strong, highlighted by our fourth quarter consolidated pre-tax income increasing 20% to $2.1 billion on a 19% increase in revenues and a pre-tax profit margin of 21.4%. For the year, our consolidated pre-tax income increased 42% to $7.6 billion on a 21% increase in revenues and a 350 basis point increase in our pre-tax profit margin to 22.8%. With a record 83,518 homes closed by our homebuilding and single-family rental operations in fiscal 2022, D.R. Horton completed its 21st consecutive year as the largest homebuilder in the United States. These results reflect the strength of our experienced teams, industry-leading market share, broad geographic footprint and diverse product offerings.

"During most of the year, demand for our homes was strong. Beginning in June and continuing through today, we have seen a moderation in housing demand caused by significant increases in mortgage interest rates and general economic uncertainty. While these pressures may persist for some time, the supply of homes at affordable price points remains limited, and demographics supporting housing demand remain favorable.

"We are well-positioned to navigate changing market conditions and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities. Our homebuilding cash flow from operations in fiscal 2022 was $1.9 billion, and our homebuilding leverage at the end of the year was 13.2%, the lowest in Company history. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2022, Forestar sold 3,914 lots and generated $381.4 million of revenue compared to 4,902 lots and $418.7 million of revenue in the prior year quarter. For the fiscal year ended September 30, 2022, Forestar sold 17,691 lots and generated $1.5 billion of revenue compared to 15,915 lots and $1.3 billion of revenue in fiscal 2021.

Forestar’s pre-tax income in the fourth quarter of fiscal 2022 increased 13% to $66.4 million with a pre-tax profit margin of 17.4% compared to $58.8 million of pre-tax income and a 14.0% pre-tax profit margin in the same quarter of fiscal 2021. For the fiscal year ended September 30, 2022, Forestar’s pre-tax income increased 61% to $235.8 million with a pre-tax profit margin of 15.5% compared to $146.6 million of pre-tax income and a 11.1% pre-tax profit margin in fiscal 2021.

Financial Services
For the fourth quarter ended September 30, 2022, financial services revenues were $134.2 million compared to $222.5 million in the same quarter of fiscal 2021. Financial services pre-tax income for the quarter was $2.4 million with a pre-tax profit margin of 1.8% compared to $102.5 million of pre-tax income and a 46.1% pre-tax profit margin in the prior year quarter. For the fiscal year ended September 30, 2022, financial services revenues were $795.0 million compared to $823.6 million in fiscal 2021. Financial services pre-tax income for fiscal 2022 was $290.6 million with a pre-tax profit margin of 36.6% compared to $364.6 million of pre-tax income and a 44.3% pre-tax profit margin in fiscal 2021.

Rental Operations
The Company's rental operations generated $510.2 million of revenues and $202.0 million of pre-tax income in fiscal 2022, which includes a pre-tax loss in the fourth quarter of $13.1 million.

During the fourth quarter of fiscal 2022, the Company sold 96 single-family rental homes for $21.1 million. During fiscal 2022, the Company sold 774 single-family rental homes for $313.8 million compared to 257 homes sold for $75.9 million in fiscal 2021. At September 30, 2022, the consolidated balance sheet included $1.7 billion of single-family rental property inventory consisting of 7,400 homes, of which 3,530 were completed, and 6,680 lots of which 1,770 were finished.

During fiscal 2022, the Company sold 775 multi-family rental units for $195.5 million compared to 959 units sold for $191.9 million in fiscal 2021. At September 30, 2022, the consolidated balance sheet included $897.2 million of multi-family rental property inventory consisting of 5,810 units under active construction and 300 completed units.

The Company's rental operating results are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Dividends
During the fourth quarter of fiscal 2022, the Company paid cash dividends of $78.2 million, for a total of $316.5 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.25 per common share, an increase of 11% compared to its most recent dividend paid. The dividend is payable on December 12, 2022 to stockholders of record on December 2, 2022.

Share Repurchases
The Company repurchased 3.6 million shares of common stock for $251.7 million during the fourth quarter of fiscal 2022, for a total of 14.0 million shares of common stock for $1.1 billion during the year. The Company's remaining stock repurchase authorization at September 30, 2022 was $438.3 million.

Conference Call and Webcast Details
The Company will host a conference call today (Wednesday, November 9) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 728765), and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 106 markets in 33 states across the United States and closed 83,518 homes in its homebuilding and single-family rental operations during its fiscal year ended September 30, 2022. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices generally ranging from $200,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that beginning in June and continuing through today, we have seen a moderation in housing demand caused by significant increases in mortgage interest rates and general economic uncertainty, and while these pressures may persist for some time, the supply of homes at affordable price points remains limited, and demographics supporting housing demand remain favorable. The forward-looking statements also include that we are well-positioned to navigate changing market conditions and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities and that our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2022	2021
	(In millions)
ASSETS
Cash and cash equivalents	$2,540.5	$3,210.4
Restricted cash	32.4	26.8
Total cash, cash equivalents and restricted cash	2,572.9	3,237.2
Inventories:
Construction in progress and finished homes	9,798.2	7,739.2
Residential land and lots — developed, under development, held for development and held for sale	9,313.3	7,918.1
Rental properties	2,544.2	821.8
Total inventory	21,655.7	16,479.1
Mortgage loans held for sale	2,386.0	2,027.3
Deferred income taxes, net of valuation allowance of $17.9 million and $4.2 million at September 30, 2022 and 2021, respectively	141.1	155.3
Property and equipment, net	471.6	392.9
Other assets	2,960.3	1,560.6
Goodwill	163.5	163.5
Total assets	$30,351.1	$24,015.9
LIABILITIES
Accounts payable	$1,360.3	$1,177.0
Accrued expenses and other liabilities	3,138.3	2,210.3
Notes payable	6,066.9	5,412.4
Total liabilities	10,565.5	8,799.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 399,172,937 shares issued and 343,953,023 shares outstanding at September 30, 2022 and 397,190,100 shares issued and 356,015,843 shares outstanding at September 30, 2021	4.0	4.0
Additional paid-in capital	3,349.5	3,274.8
Retained earnings	19,185.3	13,644.3
Treasury stock, 55,219,914 shares and 41,174,257 shares at September 30, 2022 and 2021, respectively, at cost	(3,142.5)	(2,036.6)
Stockholders’ equity	19,396.3	14,886.5
Noncontrolling interests	389.3	329.7
Total equity	19,785.6	15,216.2
Total liabilities and equity	$30,351.1	$24,015.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2022	2021	2022	2021
	(In millions, except per share data)
Revenues	$9,639.4	$8,109.3	$33,480.0	$27,774.2
Cost of sales	6,760.9	5,703.2	22,975.9	19,899.2
Selling, general and administrative expense	832.0	693.0	2,933.7	2,556.2
Gain on sale of assets	—	—	—	(14.0)
Loss on extinguishment of debt	—	—	—	18.1
Other (income) expense	(19.4)	(13.5)	(59.3)	(41.6)
Income before income taxes	2,065.9	1,726.6	7,629.7	5,356.3
Income tax expense	417.6	381.0	1,734.1	1,165.1
Net income	1,648.3	1,345.6	5,895.6	4,191.2
Net income attributable to noncontrolling interests	16.4	6.6	38.1	15.4
Net income attributable to D.R. Horton, Inc.	$1,631.9	$1,339.0	$5,857.5	$4,175.8

Basic net income per common share attributable to D.R. Horton, Inc.	$4.70	$3.74	$16.65	$11.56
Weighted average number of common shares	346.9	357.9	351.7	361.1

Diluted net income per common share attributable to D.R. Horton, Inc.	$4.67	$3.70	$16.51	$11.41
Adjusted weighted average number of common shares	349.7	362.1	354.8	365.8

Other Consolidated Financial Data:
Interest charged to cost of sales	$39.4	$39.4	$142.8	$142.2
Depreciation and amortization	$21.2	$18.5	$81.4	$82.1
Interest incurred	$48.9	$36.2	$162.5	$152.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2022	2021
	(In millions)
OPERATING ACTIVITIES
Net income	$5,895.6	$4,191.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81.4	82.1
Stock-based compensation expense	105.1	91.4
Deferred income taxes	29.1	(10.0)
Inventory and land option charges	70.4	28.6
Gain on sale of assets	—	(14.0)
Loss on extinguishment of debt	—	18.1
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(2,059.0)	(1,734.9)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,402.8)	(1,720.6)
Increase in rental properties	(1,723.2)	(303.6)
Increase in other assets	(1,111.5)	(440.7)
Increase in mortgage loans held for sale	(358.8)	(498.3)
Increase in accounts payable, accrued expenses and other liabilities	1,035.5	845.1
Net cash provided by operating activities	561.8	534.4
INVESTING ACTIVITIES
Expenditures for property and equipment	(148.2)	(93.5)
Proceeds from sale of assets	—	37.6
Expenditures related to rental properties	—	(173.9)
Payments related to business acquisitions, net of cash acquired	(271.5)	(24.5)
Other investing activities	4.8	2.1
Net cash used in investing activities	(414.9)	(252.2)
FINANCING ACTIVITIES
Proceeds from notes payable	4,250.0	1,541.6
Repayment of notes payable	(3,801.2)	(826.3)
Advances on mortgage repurchase facility, net	123.7	362.0
Proceeds from stock associated with certain employee benefit plans	33.2	22.7
Cash paid for shares withheld for taxes	(62.0)	(78.5)
Cash dividends paid	(316.5)	(289.3)
Repurchases of common stock	(1,131.5)	(848.4)
Net proceeds from issuance of Forestar common stock	1.7	33.5
Net other financing activities	91.4	(2.4)
Net cash used in financing activities	(811.2)	(85.1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(664.3)	197.1
Cash, cash equivalents and restricted cash at beginning of year	3,237.2	3,040.1
Cash, cash equivalents and restricted cash at end of year	$2,572.9	$3,237.2

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,040.7	$264.8	$103.3	$109.9	$21.8	$2,540.5
Restricted cash	11.3	—	19.7	1.4	—	32.4
Inventories:
Construction in progress and finished homes	9,951.5	—	—	—	(153.3)	9,798.2
Residential land and lots	7,372.9	2,022.4	—	—	(82.0)	9,313.3
Rental properties	—	—	—	2,572.1	(27.9)	2,544.2
	17,324.4	2,022.4	—	2,572.1	(263.2)	21,655.7
Mortgage loans held for sale	—	—	2,386.0	—	—	2,386.0
Deferred income taxes, net	146.3	—	—	(7.1)	1.9	141.1
Property and equipment, net	361.8	5.7	4.3	2.0	97.8	471.6
Other assets	2,266.5	50.1	492.5	18.4	132.8	2,960.3
Goodwill	134.3	—	—	—	29.2	163.5
	$22,285.3	$2,343.0	$3,005.8	$2,696.7	$20.3	$30,351.1
Liabilities
Accounts payable	$1,149.1	$72.2	$0.2	$233.6	$(94.8)	$1,360.3
Accrued expenses and other liabilities	2,365.7	365.4	596.2	25.0	(214.0)	3,138.3
Notes payable	2,942.6	706.0	1,618.3	800.0	—	6,066.9
	$6,457.4	$1,143.6	$2,214.7	$1,058.6	$(308.8)	$10,565.5

	September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,950.1	$153.6	$79.0	$16.8	$10.9	$3,210.4
Restricted cash	8.4	—	18.0	0.4	—	26.8
Inventories:
Construction in progress and finished homes	7,848.0	—	—	—	(108.8)	7,739.2
Residential land and lots	6,059.8	1,905.2	—	—	(46.9)	7,918.1
Rental properties	—	—	—	840.9	(19.1)	821.8
	13,907.8	1,905.2	—	840.9	(174.8)	16,479.1
Mortgage loans held for sale	—	—	2,027.3	—	—	2,027.3
Deferred income taxes, net	159.2	—	—	—	(3.9)	155.3
Property and equipment, net	303.3	2.9	3.5	0.6	82.6	392.9
Other assets	1,468.7	40.0	107.6	6.3	(62.0)	1,560.6
Goodwill	134.3	—	—	—	29.2	163.5
	$18,931.8	$2,101.7	$2,235.4	$865.0	$(118.0)	$24,015.9
Liabilities
Accounts payable	$1,073.7	$47.4	$—	$55.9	$—	$1,177.0
Accrued expenses and other liabilities	1,941.3	333.9	88.6	15.0	(168.5)	2,210.3
Notes payable	3,214.0	704.5	1,494.6	—	(0.7)	5,412.4
	$6,229.0	$1,085.8	$1,583.2	$70.9	$(169.2)	$8,799.7
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts include the balances of the Company's other businesses, reconciling amounts between segment and consolidated balances, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$9,369.7	$—	$—	$—	$—	$9,369.7
Land/lot sales and other	19.5	381.4	—	—	(286.5)	114.4
Rental property sales	—	—	—	21.1	—	21.1
Financial services	—	—	134.2	—	—	134.2
	9,389.2	381.4	134.2	21.1	(286.5)	9,639.4
Cost of sales
Home sales (3)	6,719.6	—	—	—	(64.1)	6,655.5
Land/lot sales and other	11.5	286.7	—	—	(250.2)	48.0
Rental property sales	—	—	—	17.6	—	17.6
Inventory and land option charges	34.0	5.5	—	0.3	—	39.8
	6,765.1	292.2	—	17.9	(314.3)	6,760.9
Selling, general and administrative expense	628.5	23.7	147.0	27.0	5.8	832.0
Other (income) expense	(4.7)	(0.9)	(15.2)	(10.7)	12.1	(19.4)
Income (loss) before income taxes	$2,000.3	$66.4	$2.4	$(13.1)	$9.9	$2,065.9

	Year Ended September 30, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$31,861.7	$—	$—	$—	$—	$31,861.7
Land/lot sales and other	61.4	1,519.1	—	—	(1,267.4)	313.1
Rental property sales	—	—	—	510.2	—	510.2
Financial services	—	—	795.0	—	—	795.0
	31,923.1	1,519.1	795.0	510.2	(1,267.4)	33,480.0
Cost of sales
Home sales (3)	22,715.6	—	—	—	(197.9)	22,517.7
Land/lot sales and other	39.1	1,182.7	—	—	(1,072.3)	149.5
Rental property sales	—	—	—	243.4	(5.1)	238.3
Inventory and land option charges	57.2	12.4	—	0.8	—	70.4
	22,811.9	1,195.1	—	244.2	(1,275.3)	22,975.9
Selling, general and administrative expense	2,186.7	93.6	547.6	91.1	14.7	2,933.7
Other (income) expense	(16.4)	(5.4)	(43.2)	(27.1)	32.8	(59.3)
Income before income taxes	$6,940.9	$235.8	$290.6	$202.0	$(39.6)	$7,629.7
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,916.7	$108.7	$(10.5)	$(1,391.0)	$(62.1)	$561.8
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$7,593.4	$—	$—	$—	$—	$7,593.4
Land/lot sales and other	34.5	418.7	—	—	(372.7)	80.5
Rental property sales	—	—	—	212.9	—	212.9
Financial services	—	—	222.5	—	—	222.5
	7,627.9	418.7	222.5	212.9	(372.7)	8,109.3
Cost of sales
Home sales (3)	5,552.2	—	—	—	(36.9)	5,515.3
Land/lot sales and other	28.4	341.3	—	—	(322.4)	47.3
Rental property sales	—	—	—	130.9	(0.6)	130.3
Inventory and land option charges	8.8	1.5	—	—	—	10.3
	5,589.4	342.8	—	130.9	(359.9)	5,703.2
Selling, general and administrative expense	527.8	19.7	127.9	15.0	2.6	693.0
Gain on sale of assets	—	(2.5)	—	—	2.5	—
Other (income) expense	(2.9)	(0.1)	(7.9)	(7.3)	4.7	(13.5)
Income before income taxes	$1,513.6	$58.8	$102.5	$74.3	$(22.6)	$1,726.6

	Year Ended September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$26,502.6	$—	$—	$—	$—	$26,502.6
Land/lot sales and other	75.0	1,325.8	—	—	(1,188.8)	212.0
Rental property sales	—	—	—	267.8	(31.8)	236.0
Financial services	—	—	823.6	—	—	823.6
	26,577.6	1,325.8	823.6	267.8	(1,220.6)	27,774.2
Cost of sales
Home sales (3)	19,748.4	—	—	—	(140.1)	19,608.3
Land/lot sales and other	56.2	1,093.6	—	—	(1,030.5)	119.3
Rental property sales	—	—	—	160.8	(17.8)	143.0
Inventory and land option charges	24.9	3.0	—	0.7	—	28.6
	19,829.5	1,096.6	—	161.5	(1,188.4)	19,899.2
Selling, general and administrative expense	1,945.6	68.4	488.3	44.6	9.3	2,556.2
Gain on sale of assets	—	(2.5)	—	—	(11.5)	(14.0)
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(10.3)	(1.4)	(29.3)	(24.8)	24.2	(41.6)
Income before income taxes	$4,812.8	$146.6	$364.6	$86.5	$(54.2)	$5,356.3
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,239.8	$(303.1)	$(195.8)	$(410.0)	$203.5	$534.4
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,053	$608.5	972	$540.4	4,509	$2,566.5	4,530	$2,320.2
Southwest	1,248	610.4	1,823	911.2	8,111	4,235.5	9,456	4,179.3
South Central	3,051	1,063.5	4,558	1,502.7	21,417	7,409.8	23,631	6,992.9
Southeast	4,427	1,655.2	4,252	1,484.9	21,649	8,193.6	24,239	7,632.1
East	2,460	925.9	3,213	1,120.7	13,479	5,059.7	14,038	4,496.9
North	1,343	563.7	1,131	474.4	6,972	2,908.5	5,484	2,126.8
	13,582	$5,427.2	15,949	$6,034.3	76,137	$30,373.6	81,378	$27,748.2

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,374	$777.8	1,404	$757.4	4,739	$2,637.1	5,120	$2,515.6
Southwest	2,985	1,491.0	2,893	1,265.9	9,789	4,826.4	9,760	4,024.7
South Central	7,294	2,577.5	6,230	1,815.3	24,458	8,183.5	22,236	6,104.2
Southeast	5,417	2,072.7	6,059	1,930.5	21,985	7,941.0	23,842	7,066.1
East	4,231	1,637.3	3,616	1,152.2	14,610	5,314.2	14,678	4,453.9
North	1,911	813.4	1,735	672.1	7,163	2,959.5	6,329	2,338.1
	23,212	$9,369.7	21,937	$7,593.4	82,744	$31,861.7	81,965	$26,502.6

SALES ORDER BACKLOG
	As of September 30,
	2022		2021
	Homes	Value	Homes	Value
Northwest	724	$427.1	954	$497.7
Southwest	1,760	905.0	3,438	1,495.9
South Central	5,692	2,051.7	8,733	2,825.4
Southeast	6,983	2,787.3	7,319	2,534.7
East	3,086	1,214.8	4,217	1,469.4
North	1,369	589.1	1,560	640.0
	19,614	$7,975.0	26,221	$9,463.1

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	September 30, 2022			September 30, 2021
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	11,100	32,200	43,300	9,000	31,400	40,400
Southwest	22,100	36,500	58,600	22,800	34,300	57,100
South Central	37,800	66,500	104,300	42,800	79,000	121,800
Southeast	24,700	138,600	163,300	26,700	125,500	152,200
East	22,700	105,700	128,400	17,300	83,100	100,400
North	12,700	62,600	75,300	9,200	49,200	58,400
	131,100	442,100	573,200	127,800	402,500	530,300
	23%	77%	100%	24%	76%	100%

_____________
(1)Lots controlled at September 30, 2022 included approximately 36,700 lots owned or controlled by Forestar, 17,800 of which our homebuilding divisions have under contract to purchase and 18,900 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2021 included approximately 39,200 lots owned or controlled by Forestar, 21,000 of which our homebuilding divisions had under contract to purchase and 18,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)
	September 30,
	2022	2021
Northwest	2,900	2,600
Southwest	4,900	5,500
South Central	12,400	14,000
Southeast	14,200	13,600
East	6,800	7,300
North	5,200	4,800
	46,400	47,800
_____________
(1)Homes in inventory exclude model homes and homes related to our single-family rental operations.